UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	APO	New York Stock Exchange
6.375% Series A Preferred Stock	APO.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	APO.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, the board (the “Board”) and management team of Apollo Global Management, Inc. (“Apollo” or “we”) have taken a series of transformative steps over the past year that are centered on further long-term organizational alignment with the purpose of driving growth, innovation and stockholder value. Among these strategic steps, Apollo has signed an agreement to merge with Athene Holding Ltd. (“Athene”), following which merger both entities will become subsidiaries of Tango Holdings, Inc. (“HoldCo”). The merger is expected to close in January 2022, creating full long-term alignment among the two companies and their stockholders. Apollo is also in the process of revamping to a best-in-class corporate governance structure that will more completely align its stockholders with its business plan. Similarly, as described during Apollo’s Investor Day on October 19, 2021 (“Investor Day”), as part of these strategic steps, Apollo intends to implement a reset of its compensation programs across a significant part of its employee base. All of the compensation arrangements described herein are consistent with the assumptions in the five-year plan communicated at Investor Day and we believe will propel realization of our five-year plan. The goal of the compensation reset is to align the totality of the employee base with our business plan objectives for driving fee related earnings and other metrics and a recognition that Apollo is a talent-driven enterprise in a talent-driven world. We want to attract the most qualified and energized talent in the industry and want motivated, productive talent to spend the entirety of their careers at Apollo.

As part of this compensation reset, Apollo is implementing new compensation arrangements and incentive programs and making changes to certain existing employee incentive programs. These changes include (i) eliminating one broadly-owned carry program piloted since 2016 that was not achieving its human capital goals effectively and replacing it with stock of equivalent value that will further alignment across the platform, (ii) providing Apollo’s senior leaders, a group of approximately one hundred individuals, with long-term stock-based awards, (iii) providing Apollo’s senior leaders increased alignment across the totality of Apollo’s incentive income, (iv) renewing the CEO’s employment agreement and extending it by two years, and (v) entering into new compensation arrangements with Apollo’s Co-Presidents and buying out their existing unvested cash incentive compensation arrangements. Mr. Rowan’s annual base salary will remain $100,000 per year and he will receive no additional compensation.

Mr. Rowan said, “As a Co-Founder and significant stockholder, I am excited by these transformative steps, which fully align our senior leaders with stockholders and are key to executing our long-term growth strategy. Representing a critical piece of Apollo’s organizational realignment, these enhancements further solidify our best-in-class team that will deliver on Apollo’s compelling, five year growth objectives to double earnings and assets over that period.”

In general, we intend to vest these awards. This vesting paradigm is a purposeful step in empowering our employees. We want highly energized and productive employees who want to be at Apollo, rather than people who are incentivized to stay at Apollo because they need to vest. We are confident that we have created a distinctive, high performing culture where employees will continue to thrive because Apollo is a great place to work, it provides very attractive compensation for high performance and its employees are surrounded by incredibly talented colleagues who will help them drive innovation. We are encouraging our managers to be responsible for creating a great place to work and paying at the top of the market for top performance. At the same time, employees will not be able to retain these awards and compete with Apollo. Most of the awards have delivery restrictions that include not competing with Apollo for an extended period of time. The CEO and Co-Presidents further have extended non-competition employment restrictions. Awards related to incentive income for our senior leaders will be subject to vesting consistent with our strategic objectives.

In connection with these compensation changes and the issuance of Apollo stock and stock-based awards, Apollo expects to incur a one-time non-cash charge of $1.1 billion in the fourth quarter of 2021. The vast majority of the non-cash charge results from the change in approach to vesting. The non-cash charge is expected to impact our financial results under GAAP, but is not expected to impact our operating results, including key performance metrics such as fee related earnings and distributable earnings (both of which are non-GAAP financial measures of Apollo). These non-cash charges are consistent with the assumptions used in the five year growth goals communicated at Apollo’s Investor Day on October 19, 2021, including an expected reduction in the compensation ratio of Apollo’s fee related earnings from approximately 30% to 25% over time. Additionally, the shares and RSUs that will be issued pursuant to the items described under Item 5.02 to this Current Report on Form 8-K are consistent with the estimated 600 million shares that Apollo previously disclosed will be outstanding on a fully-diluted basis after the completion of the proposed merger of Apollo and Athene.

Jay Clayton, Non-Executive Chair of the Board said, “This fundamental reset will drive organizational alignment across the platform with both investors and stockholders as well as position Apollo as the best place to be a partner in the financial services industry now and in the future. The simple and transparent, long-term employment agreements for Apollo’s Co-Presidents and holistic compensation enhancement for Apollo’s senior executives are almost exclusively in stock that will be held for many years, which drives full alignment with stockholder interests. The Board remains highly confident in the senior executive team’s ability to deliver on Apollo’s attractive growth opportunity and value creation plan.”

The information included under Item 5.02 to this Current Report on Form 8-K describes Apollo’s compensation reset. For more information on these charges and their performance impact on HoldCo, please refer to the Supplemental Pro Forma Financial Statements (as defined below in Item 8.01 to this Current Report on Form 8-K). For more information on Apollo’s non-GAAP measures, including their definitions and reconciliations to most comparable GAAP measures, please refer to Apollo’s filings with the Securities and Exchange Commission (the “SEC”).

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carry Exchange Program

Apollo has determined to cease making new awards under its employee incentive program collectively referred to as “global carry pool,” pursuant to which certain Apollo employees have had the opportunity to participate in the incentive income generated by the investment funds managed by Apollo and its affiliates.

Apollo employees who participate in the global carry pool have been given the opportunity to elect, not later than December 10, 2021 (unless such date is extended by Apollo), to exchange their rights to distributions of incentive income under their outstanding limited partner interests and rights in global carry pool for the right to receive shares of Apollo and fully vested Apollo RSUs which, following the closing of the merger of Apollo and Athene, will be shares of HoldCo common stock and fully-vested HoldCo RSUs. Apollo believes that, following this exchange, these Apollo employees will be better aligned with the business and performance of Apollo. Each of Apollo’s executive officers who hold global carry pool interests is expected to participate in the program.

If all employees who participate in the global carry pool elect to participate in this exchange, the shares and RSUs to be issued to them (a significant portion of which represents a value-for-value exchange for the global carry pool limited partner interests and rights being surrendered, rather than new remuneration), would have an anticipated value of approximately $270 million, of which $42.5 million would be attributable to the executive officers. In connection with this program, an accounting charge of approximately $200 million will be recognized in the fourth quarter of 2021, due in part to the exchange of GCP carry points, some of which were unvested, for a vested right to receive stock on a current or delayed basis.

As part of the broader compensation reset, Apollo intends to reallocate a portion of the incentive income rights it receives in this exchange as well as additional incentive income rights to senior Apollo professionals (other than the CEO and the Co-Presidents) who are primarily focused on creating incentive income.

Long-Term Stock Awards to Certain Senior Leaders

Apollo has also agreed to issue 6.5 million RSUs to its senior leaders (excluding the CEO and the Co-Presidents), a group of approximately one hundred individuals, in anticipation of its merger with Athene. These shares will be vested but with restrictions on delivery that include not competing with Apollo.

On November 30, 2021, a committee of the Board consisting of the Board’s independent directors (the “Committee”) approved a grant, on December 1, 2021, of long-term stock awards to Apollo’s Co-Chief Operating Officers, Martin Kelly (also our Chief Financial Officer) and Anthony Civale, of RSUs covering 172,413 Apollo shares each. These RSUs were fully vested at grant and the underlying HoldCo shares will be delivered in January 2027 if the executive honors his restrictive covenants until that date.

The grants approved by the Committee on November 30, 2021 to all of Apollo’s executive officers other than the Co-Presidents, including Apollo’s Co-Chief Operating Officers, Martin Kelly (also Apollo’s Chief Financial Officer) and Anthony Civale, totaled 474,136 RSUs with a value of $33.6 million based on the closing price on November 30, 2021.

Incentive Income Participation for Certain Senior Leaders

Following the closing of the merger, certain Apollo partners, including certain of its executive officers (but excluding its CEO and Co-Presidents), will participate in a new program that provides the opportunity to receive additional cash compensation based on the incentive income earned by Apollo in the year awarded. These allocations will predominantly be to investment professionals who have the greatest ability to generate incentive income. The target 2022 award for the executive officers as a group is $10 million. At the election of each participant, these amounts would be paid, without interest, or invested in one or more specified Apollo investment funds. In either case, the amounts will be subject to vesting, and paid as cash compensation, at the end of three years.

The aggregate financial impact of these incentive allocations is consistent with disclosures Apollo made in its Investor Day materials and with the five year financial targets of incentive allocations of 60% to 70% of incentive income.

Renewal and Extension of CEO Employment Agreement

On November 30, 2021, the Committee also approved the renewal of Apollo’s employment, non-competition and non-solicitation agreement with its chief executive officer, Marc Rowan. The agreement is similar to his existing agreement, has been extended by two years, includes a voluntary extension of non-competition and non-solicitation conditions to align with the Co-Presidents, and includes no change to his compensation arrangements. Specifically, the term has been extended until the end of 2023 and provides for extended restrictive non-competition and non-solicitation covenants (to 18 and 24 months following employment, respectively). Under the agreement, Mr. Rowan’s annual base salary under the agreement remains $100,000 per year. Mr. Rowan, a Co-Founder of Apollo, holds substantial equity in Apollo and receives no additional compensation and will not be awarded stock, incentive carry or bonuses.

Co-President Employment Agreements

On November 30, 2021, the Committee also approved new employment agreements for Apollo’s Co-Presidents, Scott Kleinman and James Zelter. These new agreements govern their compensation for the next five years as they lead Apollo following its merger with Athene. Under the new agreements, the Co-Presidents will each give up all existing cash incentive compensation arrangements to the extent unvested and forgo future entitlements in respect of bonus, unvested carry and other forms of compensation. In return, they will each earn the equivalent of one million shares per year for five years, plus the opportunity to earn an additional one million shares for meeting the fee related earnings and spread related earnings per share targets as set forth in the Investor Day materials. None of the shares underlying this one-time grant of six million RSUs will be delivered or transferable until five years after grant. Consistent with Apollo’s compensation philosophy, three million shares will be vested up front and the remainder eligible to vest at the end of five years. We believe these arrangements drive complete alignment with Apollo’s stockholders.

Under the agreements, effective January 1, 2022, each of Messrs. Kleinman and Zelter will receive an annual base salary of $100,000 per year and will receive no further bonuses, allocations of carried interest or other forms of new compensation. The agreements also provide for an increase in the duration of Mr. Kleinman’s and Mr. Zelter’s existing non-competition and non-solicitation covenants, from 12 months following termination of employment to the longer of December 31, 2026, and, in the case of the non-compete, 18 months following termination of employment, and in the case of the non-solicit, 24 months following termination of employment.

As described above, the one-time grant of RSUs to Messrs. Kleinman and Zelter will provide the right to receive up to six million Apollo Class A shares, less a number of RSUs equal to the value of existing unvested carried interest awards that will be relinquished for vested transfer-restricted HoldCo shares as part of the exchange by them described below. These grants are intended to fully align the Co-Presidents with the public stockholders and incentivize them to drive stock price performance over the next five years. Such grants were made on December 1, 2021 under Apollo’s omnibus equity incentive plan, which will be assumed by HoldCo following the merger and will convert to RSUs with the right to receive HoldCo shares following the merger.

Three million of these RSUs (less a number of RSUs equal to the value of existing unvested carried interest awards that will be relinquished for vested transfer-restricted HoldCo shares as part of the exchange by Messrs. Kleinman and Zelter described below) will be vested at grant, but will not be delivered until January 2027, and delivery on such date is subject to the continued employment, or a good leaver departure (including a termination without cause, resignation with good reason or death or disability, each as defined in the applicable employment agreement) through such date. If Mr. Kleinman or Mr. Zelter voluntarily resigns or retires (not with good reason) before December 31, 2026, delivery of the shares underlying the vested RSUs will be delayed until January 2032. The remaining three million RSUs for each executive will be subject to five years of continuous service, with the vesting of one million of such RSUs, to be delivered in April 2027, also based upon attaining the per share fee related earnings and spread related earnings targets for 2026 set forth in the Investor Day materials. Such awards have certain accelerated vesting provisions for good leaver terminations as described in the applicable award agreements.

No shares under the RSUs will be delivered if the applicable executive breaches the applicable restrictive covenants in any material respect or is terminated for Cause or terminates employment at a time when such executive could have been terminated for Cause. Except for those RSUs that are subject to performance vesting, the RSUs will accrue dividend equivalents.

As a condition of the grants, each executive has agreed that he will no longer receive future grants of additional direct interests in any carried interest earned by Apollo for investment funds it manages or other forms of new compensation. In addition, as part of the new arrangements, each of Messrs. Kleinman and Zelter has agreed to give up all unvested carried interest rights through an exchange of unvested carried interest rights for shares of HoldCo. The shares delivered to them in such exchange will be subject to transfer restrictions on the same terms as the delivery schedule for shares underlying the vested RSUs (January 2027 for continued employment and good leaver situations, and January 2032 for resignations prior to January 1, 2027). Those shares will be subject to the same forfeiture and clawback provisions for the violation of restrictive covenants and engaging in Cause termination conduct, and the same restrictions on transferability, as shares underlying the RSUs, and the issuance of such shares will reduce the shares eligible to be delivered under the vested RSUs described above.

Other

Apollo is also introducing a supplemental annual cash stipend of $250,000 for its partners and certain of its executive officers (excluding its CEO and Co-Presidents) that they may use to purchase supplemental employee benefits or for other purposes.

When viewed in their totality, all actions described under this Item 5.02, are intended to empower Apollo’s professionals and better align their interests with Apollo’s business and stockholders. See the Explanatory Note to this Current Report on Form 8-K for more information.

Item 8.01 Other	Items.

Pro Forma Financial Statements

Apollo is supplementally providing, as Exhibit 99.1 hereto, unaudited pro forma condensed combined financial data of HoldCo, consisting of (a) the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, (b) the unaudited pro forma condensed combined statement of financial condition as of September 30, 2021, and (c) the summary unaudited combined non-GAAP adjusted operating earnings and related reconciliations to GAAP measures for the nine months ended September 30, 2021 and the year ended December 31, 2020 (collectively, the “Supplemental Pro Forma Financial Statements”). The Supplemental Pro Forma Financial Statements combine the historical consolidated statement of operations of Apollo and consolidated statement of income of Athene, after giving effect to the mergers and the Apollo corporate governance updates disclosed in the joint proxy statement/prospectus of HoldCo, Apollo and Athene, dated as of November 5, 2021, as well as the applicable items described under Item 5.02 to this Current Report on Form 8-K.

Merger Agreement

On March 8, 2021, Apollo entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Athene, HoldCo, Blue Merger Sub, Ltd. and Green Merger Sub, Inc. On November 30, 2021, in accordance with Section 5.01(b)(i) of the Merger Agreement, Athene consented to (i) Apollo authorizing and effecting the issuance of RSUs to Apollo’s Co-Presidents as described under Item 5.02 to this Current Report on Form 8-K and (ii) Apollo agreeing to the issuance by Holdco, following the consummation of the merger of Apollo and Athene, of common shares of Holdco in connection with a potential acquisition.

* * *

The information in this Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to Apollo’s dependence on certain key personnel, Apollo’s ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, Apollo’s ability to manage its growth, fund performance, changes in Apollo’s regulatory environment and tax status, the variability of Apollo’s revenues, net income and cash flow, Apollo’s use of leverage to finance its businesses and investments by funds managed by subsidiaries of Apollo (the “Apollo funds”), litigation risks and consummation of the merger of Apollo with Athene, potential governance changes and related transactions which are subject to regulatory, corporate and stockholders approvals, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While Apollo is unable to accurately predict the full impact that COVID-19 will have on Apollo’s results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, Apollo’s compliance with these measures has impacted Apollo’s day-to-day operations and could disrupt Apollo’s business and operations, as well as that of the Apollo funds and their portfolio companies, for an indefinite period of time. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 19, 2021 and Quarterly Report on Form 10-Q filed with the SEC on May 10, 2021, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings.

Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of any Apollo fund.

* * *

Item 9.01 Financial	Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	The Supplemental Pro Forma Financial Statements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction involving HoldCo, Apollo and Athene. The proposed transaction will be submitted to the stockholders of Apollo and the shareholders of Athene for their respective consideration. In connection therewith, the parties have filed, and will continue to file, relevant materials with the SEC, including a definitive joint proxy statement/prospectus, which was mailed to the stockholders of Apollo and the shareholders of Athene on November 5, 2021. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, AS APPLICABLE, INVESTORS AND SECURITY HOLDERS OF APOLLO AND ATHENE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about Apollo and Athene, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

Copies of the documents filed with the SEC by Apollo will be available free of charge under the “Stockholders” section of Apollo’s website located at http://www.apollo.com or by contacting Apollo’s Investor Relations Department at (212) 822-0528 or APOInvestorRelations@apollo.com.

Copies of the documents filed with the SEC by Athene will be available free of charge under the “Investors” section of Athene’s website located at http://www.athene.com or by contacting Athene’s Investor Relations Department at (441) 279-8531 or ir@athene.com.

Participants in the Solicitation

Apollo, Athene, HoldCo and their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.

Information about the directors and executive officers of Apollo and HoldCo is set forth in Apollo’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 20, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Information about the directors and executive officers of Athene is set forth in Athene’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 21, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations of the stockholders of Apollo and the shareholders of Athene, and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Global Management, Inc.

Dated: December 2, 2021	By:	/s/ John J. Suydam
Name: John J. Suydam Title: Chief Legal Officer